UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2017

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Jackson Avenue North Suite 102, Minneapolis, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 952-930-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On August 2, 2017, the Hennepin County District Court, State of Minnesota, issued an order preliminarily approving a proposed settlement by and among Appliance Recycling Centers of America, Inc. (“ARCA”), the plaintiffs, and all named defendants in the stockholder derivative action captioned Gray, et al. v. Cameron, et al., No. 27-CV-15-19456.

A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for September 29, 2017 at 8:45 a.m., before the Honorable Daniel H. Mabley, at the Hennepin County Government Center, 300 South 6th Street, Minneapolis, Minnesota 55487. Pursuant to the Court’s order, any objections to the settlement must be filed in writing with the court no later than fourteen (14) days prior to the hearing.

Additional information concerning the terms of the settlement, the September 29, 2017 hearing, and the requirements for objections can be found in the Notice to Current ARCA Stockholders, which is attached hereto as Exhibit 99.1 and incorporated in this Current Report on Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description of Document
99.1	Notice to Current ARCA Stockholders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2017	APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

	By:	/s/ Tony Isaac
Tony Isaac
Chief Executive Officer

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